GORDON McBRIDE

                                 ATTORNEY-AT-LAW

606 WEST CAROLINA AVENUE                                      TELEPHONE
POST OFFICE BOX 2555                                          (843) 339-9001
HARTSVILLE, SOUTH CAROLINA 29551                              FAX (843) 339-9006





                                October 26, 2000

Curtis Tyner
Hartsville Community Bank
644 S. Fourth St.
Hartsville, S.C. 29550

Dear Curtis:

         This will confirm our conversations concerning the fact that the lease on the building on Fourth Street expires at the end of this month. It is my understanding you wish to renew the lease on a month to month basis. That is acceptable to me with the understanding the Bank will give me at least forty-five (45) days prior written notice. I calculate the increase and note a five percent increase would raise the monthly rate to $987.00.

         It is understood the rent will be $985.00 per month for the ensuing term. If this meets with your approval, please indicate that on the enclosed copy of this letter and return it to me.

         In the event you have any question or you wish to discuss the matter in any way, please do not hesitate to contact me.

                                                     Warm personal regards,

                                                     s/Gordon McBride
                                                     ---------------------------
                                                      Gordon McBride

GM/sf
Enclosure


I agree to the above terms.

s/Curtis Tyner
--------------------------------------------
Curtis Tyner

                                 GORDON MCBRIDE

                                 ATTORNEY-AT-LAW

424 WEST CAROLINA AVENUE
POST OFFICE BOX 2555                                             TELEPHONE
HARTSVILLE, SOUTH CAROLINA 29551                                 (843) 339-900



                                November 23, 1999

Curtis Tyner
Hartsville Community Bank
644 S. Fourth St.
Hartsville, S.C. 29550

Dear Curtis:

         This will confirm our recent conversations concerning the lease of the building at 644 S. Fourth Street by the Hartsville Community Bank. You will recall the lease expired on October 31 and you indicated orally that you intended to renew it for at least the coming year.

         In accordance with the provisions of the lease it is understood that a maximum increase in rent of five percent would be possible. However, you and I agreed that the rent for the coming year, commencing on December 1, 1999, would be Nine Hundred Forty Dollars ($940.00). If this agrees with your understanding of the renewal and current situation, please so indicate on the enclosed copy of this correspondence.

                                                     Warm personal regards,


                                                     s/Gordon McBride
                                                     ---------------------------
                                                     Gordon McBride

GM/sf

                                                      P.O. Box 2555
                                                      Hartsville, S.C. 29551
STATE OF SOUTH CAROLINA    )
                           )                          LEASE
COUNTY OF DARLINGTON       )


         Agreement of lease made as of this 23rd day of October,  1998,  between
C. Gordon McBride (hereinafter designated Landlord) and Hartsville Community Investors, LLC (hereinafter designated Tenant).

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord these premises located upon the terms and conditions as herein set forth and described hereinbelow.

         NOW, THEREFORE, the parties hereto for themselves, their heirs, executors, administrators, successors and assigns, hereby covenant as follows:

         PREMISES. Landlord, for and in consideration of the rents hereinafter provided for and the covenants, conditions and agreements herein reserved, mentioned and contained on the part of the Tenant to be paid, kept and performed, does hereby lease to the Tenant and Tenant does hereby lease from Landlord, upon the conditions, agreements and covenants herein expressed, the following property (hereinafter called Premises), to wit: the ground floor of the building located on the northwest corner of the intersection of S. Fourth Street and Berkeley Avenue in the City of Hartsville, South Carolina.

         TERM. The term of this Lease shall commence on, November 1, 1998 and shall extend until, October 31, 1999 unless terminated sooner in accordance with the provisions hereinafter contained; provided, however, Tenant shall have the right to extend this lease upon ninety (90) days written notice to Landlord.

         RENT. Tenant covenants and agrees to pay to the Landlord as rent for the premises during the term hereof an annual rent of Ten Thousand Eight Hundred and No/100 ($10,800.00) payable in equal monthly installments of Nine Hundred and No/100 ($900.00) Dollars payable in advance on or before the first day of each month. Upon termination of the term of this lease, the Tenant shall have the option to renew this Lease for two successive terms of one (1) year if the Tenant is not in default at the time the option is to be exercised. The option will be exercised by written notice to the Landlord to be given not less than three (3) months prior to the last day of the expiring term. The rent for each succeeding renewal term shall be negotiated at the time notice of renewal is given.

         REPAIRS. Landlord reserves the right to stop the service of the air conditioning, sprinkler system, plumbing and electric systems when necessary, by reason of accident, or of repairs, alterations or improvements, when reasonably desirable or necessary to be made until such repairs, alterations or improvements shall have been completed. The Tenant shall pay all utility and maintenance costs on the interior of said Premises and Landlord shall be responsible for maintenance of the roof and exterior walls.

         QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the rent and observing and performing the terms, covenants and conditions on Tenant's part to be observed and performed Tenant shall peaceably and quietly enjoy the Premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease.

         IMPROVEMENTS. Tenant shall not have the right to display or erect any lettering, signs, advertisements or awnings or to do any boring, cutting or stringing of wires or make any improvements without the prior written permission of Landlord. All additions or improvements, except reasonably removable fixtures, shall become the property of the Landlord, at the option of the Landlord to require that they be removed by the Tenant at Tenant's expense.

         CONDUCT OF TENANT. Tenant shall not do or permit to be done any act or thing upon said Premises, which will invalidate or be in conflict with insurance policies covering any building which is a part of the Premises, and shall not do, or permit to be done, any act or thing upon said Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said Premises; nor shall Tenant use the Premises for any purpose whatsoever which might create a nuisance or injure the reputation of the Premises; nor shall Tenant permit the illegal use of alcohol or drugs in the Premises.

         INSURANCE. Tenant shall be responsible for all contents and liability insurance and Landlord shall be responsible for insurance on the building.

         DAMAGE TO PREMISES. If the Premises or the building of which they are a part are so damaged that they are untenantable for conduct of the business of Tenant or the Landlord shall decide to demolish it and/or rebuild it, then or in any of such events Landlord or Tenant may, within thirty (30) days after such fire or any other cause, give the other party hereto a notice in writing of such decision, thereupon the term of this Lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the Premises and surrender the same to the Landlord. In the event the Premises are partially damaged, then the rent payable hereunder shall be prorated in the proportion the useable space after such damage bears to the original space of the Premises.

         SUBLEASE AND ASSIGN. Tenant shall not have the right to assign or sublease all or any portion of the Premises without the prior written consent of Landlord which shall not be unreasonably withheld.

         INDEMNIFICATION. Tenant hereby agrees to be solely responsible for, to defend and indemnify, and to hold Landlord harmless from any liability claims, demands, causes of action, or damages, including reasonable attorney's fees, arising out of actions and/or business of the Tenant. Tenant will obtain and maintain liability insurance providing protection for Landlord as named insured in amounts of coverage specified below, against any claims, demands or causes of action or damages, including reasonable attorney's fees, arising out of any alleged acts of commission or omission or any cause whatsoever by Tenant's business. Such insurance policy shall provide that Landlord be named as an additional insured and that it may not be cancelled without at least thirty (30) days written notice to Landlord which shall be furnished with a certificate of such insurance. Tenant agrees that such insurance policy or policies shall provide coverage of One Million and No/100 ($1,000,000.00) Dollars for personal injuries arising out of each occurrence and coverage thereunder of One Hundred Thousand and No/l00 ($100,000.00) Dollars for property damage arising out of each occurrence.

         NO JOINT VENTURE OR ENDORSEMENT OF TENANT. Nothing in this agreement shall be construed to place the parties in the relationship of partners or joint ventures or agents, and neither Tenant nor Landlord shall have the power to obligate or bind each other in any manner whatsoever, and Landlord in no way represents itself as guarantor of the quality of any product or service provided by Tenant. Tenant agrees that it will neither state nor imply, either directly or indirectly that the Tenant, or his activities are supported, endorsed or sponsored by Landlord and, upon the direction of Landlord, shall issue express disclaimers to that effect.

         ENTRY. Landlord or Landlord's agents shall have the right to enter the Premises at all reasonable times during normal business hours or by special arrangement with a representative of Tenant; provided, there shall be no substantial inconvenience to the business of Tenant.

         HEIRS,  EXECUTORS,  ETC.  The  covenants,   conditions  and  agreements
contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, executors, administrators and assigns.

         IN WITNESS WHEREOF, the Landlord and Tenant have respectively signed and sealed this Lease on the day and in the year first above written.


                              [Signatures Omitted]

STATE OF SOUTH CAROLINA    )
                           )
COUNTY OF DARLINGTON       )


                                ADDENDUM TO LEASE


         WHEREAS,  an Agreement of Lease was executed October 23, 1998,  between
C. Gordon McBride (designated Landlord), and Hartsville Community Investors, LLC (designated Tenant);

         AND  WHEREAS,  it has come to the  attention  of the parties that it is
necessary  for  certain   provisions  in  the  Lease  to  meet  Federal  Banking
Regulations;

         NOW, THEREFORE, the said Lease is amendended as follows:

         RENT:    Add at the end of the paragraph the following:
         "Provided, however, the Tenant shall have the right to terminate the Lease during any renewed term upon three months written notice to Landlord. The rent for any renewal term shall not exceed an increase or decrease of more than five percent."

         IN WITNESS WHEREOF, the Landlord and Tenant have respectfully signed and sealed this Addendum to Lease on the 3rd day of February, 1999.

                              [Signatures Omitted]